Exhibit 1.1

8,000,000 shares

PAYCOM SOFTWARE, INC.

Common Stock

UNDERWRITING AGREEMENT

May 14, 2015

BARCLAYS CAPITAL INC.

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, N.Y. 10019

Ladies and Gentlemen:

Certain stockholders of Paycom Software, Inc., a Delaware corporation (the “Company”), named in Schedule II attached hereto (the “Selling Stockholders”), propose to sell an aggregate of 8,000,000 shares (the “Stock”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company. This underwriting agreement (the “Agreement”) is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholders by the underwriter (the “Underwriter”) named in Schedule I attached to this Agreement.

As used in this Agreement:

(i) “Applicable Time” means the time stated in Exhibit C hereto;

(ii) “Commission” means the Securities and Exchange Commission;

(iii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, became effective, or is deemed to have become effective by the Commission, in accordance with the rules and regulations under the Securities Act;

(iv) “Emerging Growth Company” means an emerging growth company as defined in Section 2(a) of the Securities Act.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended;

(vi) “FINRA” means the Financial Industry Regulatory Authority, Inc.;

(vii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(viii) “Preliminary Prospectus” means any preliminary prospectus or prospectus supplement (including the accompanying base prospectus) relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(ix) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the pricing information included in Schedule IV hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act, if any;

(x) “Prospectus” means the final prospectus or prospectus supplement (including the accompanying base prospectus) relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(xi) “Registration Statement” means the automatic shelf registration statement on Form S-3 (File No. 333-204164) relating to the Stock, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date;

(xii) “Securities Act” means the Securities Act of 1933, as amended;

(xiii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(xiv) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference herein to the term “Registration Statement” shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or the Prospectus. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as applicable; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) The Registration Statement relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such Registration Statement and any amendment thereto have been delivered by the Company to you as the Underwriter. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Delivery Date (as defined in Section 5 herein).

(c) From the time of the initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an Emerging Growth Company.

(d) The Company (i) has not engaged in any Testing-the-Waters Communication, and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications.

(e) The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the Delivery Date), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(f) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference (for the purposes of this sentence, Forms 10-K, 10-Q,

8-K, 8-A, and any definitive proxy statement) in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(h) The Prospectus will not, as of its date or as amended or supplemented as of the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(i) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(j) Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(k) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Stock will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l) The Company and each of its subsidiaries have been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct its businesses as described or incorporated by reference in the Registration Statement. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule IX hereto and each subsidiary of the Company is a wholly-owned subsidiary, direct or indirect, of the Company. None of the subsidiaries of the Company (other than Paycom Payroll, LLC (the “Significant Subsidiary”)) is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act).

(m) The Company has an authorized capitalization as set forth or incorporated by reference in each of the most recent Preliminary Prospectus and the Prospectus as of the date or dates set forth therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the most recent Preliminary Prospectus as of the date or dates set forth therein, there are not outstanding (i) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not sold, issued or distributed any shares of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares of common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(n) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, liens, charges encumbrances or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except in each case for (i) the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable foreign securities, state securities or Blue Sky laws, and the rules and regulations of FINRA in connection with the purchase and sale of the Stock by the Underwriter, and (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except, in the case of interim unaudited financial statements, for the absence of year end audit adjustments and the absence of certain notes that are included in an annual filing.

(r) Grant Thornton LLP, who has certified the audited financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder.

(s) The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13(a)-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls.

(t) (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were established.

(u) Except as disclosed in the most recent Preliminary Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of or become aware of (A) any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.

(v) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” set forth or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); and (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies.

(w) The Company, and the Company’s directors and officers, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.

(x) Except as disclosed or incorporated by reference in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, (a) neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as would not reasonably be expected to have a Material Adverse Effect, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and (b) there has not been any material change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) The Company and each of its subsidiaries have good and marketable title, which in the case of real property shall be in fee simple to, or have valid rights to lease or otherwise use, all items of real property and personal property that are material to the conduct of the respective businesses of the Company, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described or incorporated by reference in the most recent Preliminary Prospectus, (ii) do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) The Company and each of its subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described or incorporated by reference in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material

Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits, which would individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) The Company and each of its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary or confidential information (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as now operated or as currently contemplated to be operated. Except as disclosed in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries have received written notice of a claim of infringement, misappropriation or other violation of the Intellectual Property right of a third person that has not been resolved.

(bb) Except as disclosed or incorporated by reference in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc) There are no contracts or other documents required under the Securities Act to be described in the Registration Statement or the most recent Preliminary Prospectus, or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render performance in all material respects as contemplated by the terms thereof.

(dd) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries maintain insurance in such amounts and covering such risks as is commercially reasonable in accordance with customary practices for companies engaged in similar businesses in similar industries for the conduct of their respective businesses and the value of their respective properties. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ee) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described or incorporated by reference in the most recent Preliminary Prospectus which is not so described.

(ff) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(gg) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety as relating to exposure to pollutants, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(ii) The Company and each of its subsidiaries have filed all material federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies other than those (i) that are being contested in good faith or for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(jj) Except as would not, in the aggregate, reasonably be expected to have in a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any material liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the Company’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

(kk) The statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(ll) Neither the Company nor any of its subsidiaries is, and as of the Delivery Date none of them will be, (i) an “investment company” or company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(mm) The statements set forth in the most recent Preliminary Prospectus under the captions “Description of Capital Stock,” “Material U.S. Federal Tax Considerations for Non-U.S. Holders” and “Underwriting”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(nn) Except as described or incorporated by reference in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person. Other than rights that have been satisfied or waived in writing, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company in the securities registered pursuant to the Registration Statement or to otherwise register securities of such person under the Securities Act as a result of the filing of the Registration Statement.

(oo) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(pp) The Company has not sold or issued any securities that would reasonably be expected to be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(qq) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(rr) The Stock has been approved for listing on The New York Stock Exchange.

(ss) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(k) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule VI hereto.

(tt) Neither the Company nor any subsidiary is in violation of or has received written notice from a court of competent jurisdiction or governmental agency of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(uu) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment. The Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(vv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ww) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xx) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Representations, Warranties and Agreements of the Selling Stockholders.

(a) Each Selling Stockholder other than the WCAS Funds (as defined below), severally and not jointly, represents, warrants and agrees that:

(i) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Stock.

(ii) The Selling Stockholder has, and immediately prior to the Delivery Date on which the Selling Stockholder is selling shares of Stock, the Selling Stockholder will have valid title, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, to the shares of Stock to be sold by the Selling Stockholder hereunder on the Delivery Date free and clear of all liens, equities or other encumbrances. The shares of Stock to be sold by the Selling Stockholders pursuant to this Agreement will be sold in compliance with federal and state securities laws.

(iii) Upon payment for the Stock to be sold by such Selling Stockholder, delivery of such Stock, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the records of DTC to securities accounts of the Underwriter (i) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Stock and (iii) no action based on an “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Stock may be successfully asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(iv) The Selling Stockholder has placed in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements”) with American Stock Transfer & Trust Company, LLC as custodian (the “Custodian”), for delivery under this Agreement, book entry shares of Stock to be sold by the Selling Stockholder hereunder.

(v) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Stockholders, the “Powers of Attorney”) appointing Craig Boelte and Chad Richison, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

(vi) The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, the Custody Agreement and the Power of Attorney.

(vii) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(viii) The Power of Attorney and related Custody Agreement with respect to each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ix) The sale of the Stock by the Selling Stockholder, the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Selling Stockholder, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder except in the case of clauses (i) and (iii), for any such contraventions that would not, individually or in the aggregate, materially interfere with the consummation of the transactions contemplated by this Agreement.

(x) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the issue and sale of the Stock by the Selling Stockholder, the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriter.

(xi) To the knowledge of the Selling Stockholder, the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations and warranties set forth in this paragraph 2(a)(xi) are limited in all respects to statements or omissions made in reliance upon and in conformity with information (the “Selling Stockholder Information”) relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Prospectus, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) which appear in the Prospectus in the table (and corresponding footnotes) under the caption “Selling Stockholders.”

(xii) To the knowledge of the Selling Stockholder, the Prospectus will not, as of its date or as of the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(a)(xii) are limited in all respects to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information.

(xiii) To the knowledge of the Selling Stockholder, the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(a)(xiii) are limited in all respects to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information.

(xiv) The Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xv) The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(xvi) The Selling Stockholder has executed a “lock-up” agreement, substantially in the form of Exhibit A hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, that is in full force and effect as of the date hereof and shall be in full force and effect as of the Delivery Date.

(xvii) To the extent any Selling Stockholder is an entity, such Selling Stockholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(xviii) No Selling Stockholder has distributed or will distribute any prospectus or other offering material in connection with the offering and sale of the Stock.

(xix) There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder (or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder of such Selling Stockholder) is a party, which are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits thereto that are not so described or filed.

(b) Each of Welsh, Carson, Anderson & Stowe X, L.P. and WCAS Capital Partners IV, L.P. (collectively, the “WCAS Funds”), severally and not jointly, represents, warrants and agrees that:

(i) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Stock.

(ii) The Selling Stockholder has, and immediately prior to the Delivery Date on which the Selling Stockholder is selling shares of Stock, the Selling Stockholder will have valid title, or a valid “security entitlement” within the meaning of Section 8-501 of the UCC in respect thereof, to the shares of Stock to be sold by the Selling Stockholder hereunder on the Delivery Date free and clear of all liens, equities or other encumbrances. The shares of Stock to be sold by the Selling Stockholders pursuant to this Agreement will be sold in compliance with federal and state securities laws.

(iii) Upon payment for the Stock to be sold by such Selling Stockholder, delivery of such Stock, as directed by the Underwriter, to Cede or such other nominee as may be designated by DTC, registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the records of DTC to securities accounts of the Underwriter (i) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Stock and (iii) no action based on an “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Stock may be successfully asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(iv) The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(v) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(vi) The sale of the Stock by the Selling Stockholder, the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Selling Stockholder, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder except in the case of clauses (i) and (iii), for any such contraventions that would not, individually or in the aggregate, materially interfere with the consummation of the transactions contemplated by this Agreement.

(vii) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the issue and sale of the Stock by the Selling Stockholder, the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriter.

(viii) To the knowledge of the Selling Stockholder, the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations and warranties set forth in this paragraph 2(b)(viii) are limited in all respects to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Prospectus, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) which appear in the Prospectus in the table (and corresponding footnotes) under the caption “Selling Stockholders.”

(ix) To the knowledge of the Selling Stockholder, the Prospectus will not, as of its date or as of the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(b)(ix) are limited in all respects to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information.

(x) To the knowledge of the Selling Stockholder, the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(b)(x) are limited in all respects to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information.

(xi) The Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xii) The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(xiii) The Selling Stockholder has executed a “lock-up” agreement, substantially in the form of Exhibit A hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, that is in full force and effect as of the date hereof and shall be in full force and effect as of the Delivery Date.

Any certificate signed by any Selling Stockholder (or its representative) and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to the matters covered thereby, to the Underwriter.

3. Purchase of the Stock by the Underwriter. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder agrees to sell the number of shares of the Stock set forth opposite its name in Schedule II hereto, severally and not jointly, to the Underwriter, and the Underwriter agrees to purchase the number of shares of the Stock set forth opposite the Underwriter’s name in Schedule I hereto. The Underwriter shall be obligated to purchase from each Selling Stockholder that number of shares of the Stock that represents the same proportion of the number of shares of the Stock to be sold by each Selling Stockholder as the number of shares of the Stock set forth opposite the name of the Underwriter in Schedule I represents to the total number of shares of the Stock to be purchased by the Underwriter pursuant to this Agreement.

The purchase price payable by the Underwriter for the Stock is $35.75 per share.

The Selling Stockholders are not obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all such Stock to be purchased on the Delivery Date as provided herein.

4. Offering of Stock by the Underwriter. Upon authorization by the Underwriter of the release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date”. Delivery of the Stock shall be made to the Underwriter for the account of the Underwriter against payment by the Underwriter and of the respective aggregate purchase prices of the Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Selling Stockholders shall deliver the Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.

6. Further Agreements of the Company and the Underwriter. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act and in any event prior to the Delivery Date.

(ii) To furnish promptly to each of the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith and documents incorporated by reference therein.

(iii) To deliver promptly to the Underwriter: (A) a conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, in each case excluding exhibits, (B) as many copies of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and documents incorporated by reference therein as the Underwriter may reasonably request and (C) as many copies of each Issuer Free Writing Prospectus as the Underwriter may reasonably request; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon their request, to file such documents and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably withheld or delayed; provided that, the foregoing provision shall not apply if such filing is, in the written opinion of counsel to the Company, required by law.

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, which shall be deemed to have been given for any Issuer Free Writing Prospectus listed on Schedule V and Schedule VI.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s stockholders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158); provided that (i) such requirements to the Company’s stockholders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such requirements to the Underwriter shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(ix) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than Stock that may be sold under this Agreement, the issuance of stock options, restricted stock awards and other equity-based incentive awards pursuant to the Company’s employee benefit plans, qualified stock option plans or other equity-based compensation plans existing on the date hereof or the issuance of Common Stock upon the exercise of options or any other awards or the vesting of any awards issued under the Company’s equity-based compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans or the issuance of stock options, restricted stock awards and other equity-based incentive awards pursuant to the Company’s employee benefit plans, qualified stock option plans or other equity-based compensation plans existing on the date hereof and disclosed in the Registration Statement and the Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common

Stock or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, and to cause each officer, director and equity holder of the Company set forth on Schedule III hereto to furnish to the Underwriter, prior to the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Stock or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xii) If at any time following the distribution of any Written Testing-the-Waters Communication listed on Schedule VIII hereto there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Underwriter of (A) any distribution by the Company of Written Testing the Waters Communications and (B) any request by the Commission for information concerning the Written Testing the Waters Communications.

(xiii) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xiv) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Delivery Date, and to satisfy all conditions precedent to the Underwriter’s obligations hereunder to purchase the Stock.

(b) The Underwriter agrees that it shall not: (i) include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), any such Permitted Issuer Information as set forth on Schedule VII hereto; provided that (A) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus or any Issuer Free Writing Prospectus listed in Schedule V hereto, and (B) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information; and (ii) take any action that would result in the

Company being required to file with the Commission under Rule 433 under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly:

(a) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock;

(b) To deliver to the Underwriter prior to the Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

(c) The Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(d) The Selling Stockholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Delivery Date, and to satisfy all conditions precedent to the Underwriter’s obligations hereunder to purchase the Stock.

(e) If, at any time when a prospectus relating to the offered Stock is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by the Underwriter or dealer, any event occurs as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading with respect to such Selling Stockholder, such Selling Stockholder will immediately notify the Company and the Underwriter of such change.

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the delivery and distribution of the Custody Agreements and the Powers of Attorney and the fees and expenses of the Custodian (and any other attorney-in-fact); (f) any required review by the FINRA of the terms of sale of the Stock (including reasonable related fees and expenses of counsel to the Underwriter in an amount that is not greater than $30,000); (g) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (h) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriter); (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including reasonable related fees and expenses of Canadian counsel to the Underwriter); (j) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and one-half of the cost of any aircraft chartered in connection with the road show (to the extent the Company does not provide its own aircraft); and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriter shall pay its own costs and expenses, including the costs and expenses of their counsel, the Custodian (and any other attorney-in-fact), any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

9. Conditions of Underwriter’s Obligations. The respective obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company, and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Goodwin Procter LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading in light of the circumstances under which such statements were made.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Haynes and Boone, LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-1.

(e) The counsel for the Selling Stockholders other than the WCAS Funds shall have furnished to the Underwriter its written opinion, as counsel to such Selling Stockholders, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-2.

(f) The counsel for the WCAS Funds shall have furnished to the Underwriter its written opinion, as counsel to the WCAS Funds, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-3.

(g) The Underwriter shall have received from Goodwin Procter LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Underwriter shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to the following:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 9(m) (provided that no representation with respect to the judgment of the Underwriter need be made) and Section 9(n).

(k) Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct on and as of the Delivery Date and that the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.

(l) Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of such Selling Stockholder) shall have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, such Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that such Selling Stockholder has examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to its knowledge, (i) solely with respect to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information, (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on the Delivery Date, and (C) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading, and (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(m) Except as described or incorporated by reference in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crises either within or outside the United States, in the case of clauses (i) through (iv), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o) The Lock-Up Agreements between the Underwriter and the officers, directors and stockholders of the Company set forth on Schedule III, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.

(p) On or prior to the Delivery Date, the Company and/or the Selling Stockholders shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless the Underwriter and any affiliate thereof that assists the Underwriter in the distribution of the Shares in the Offering, and its respective directors, officers and employees and each person, if any, who controls the Underwriter (or any such affiliate) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter (or any such affiliate thereof), director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto (in the case of any Preliminary Prospectus or the Prospectus, in light of the circumstances under which such statements were made), (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto in light of the circumstances under which such statements were made, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Underwriter, or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein (in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and shall reimburse the Underwriter (or any such affiliate thereof), and each director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter (or any such affiliate thereof), director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning the Underwriter (or any such affiliate thereof) furnished to the Company through the Underwriter or by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter (or any such affiliate thereof), director, officer, employee or controlling person of the Underwriter.

(b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless the Company, the Underwriter and any affiliate thereof that assists the Underwriter in the distribution of the Shares in the Offering, and each of their respective directors, officers and employees, and each person, if any, who controls the Company or the Underwriter (or any such affiliate thereof) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Company, the Underwriter, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which such statements were made) or (B) in any Permitted Issuer Information, any Marketing Materials or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 7(a) being referred to as a “Selling Stockholder Free Writing Prospectus”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein (in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and shall reimburse the Company, the Underwriter (or any such affiliate thereof), and its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, the Underwriter (or any affiliate thereof), and its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby; provided that the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or any Selling Stockholder Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the shares of the Stock purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to the Company, the Underwriter (or any affiliate thereof), director, officer, employee or controlling persons.

(c) The Underwriter shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present such counsel with an actual or potential conflict of interest and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of Stock shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Stock exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Underwriter confirms and the Company and each Selling Stockholder acknowledges and agrees that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(m) and 9(n) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

12. Reimbursement of Underwriter’s Expenses. If (a) any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriter for any reason, or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement (other than a failure to close pursuant to (i)(A), (ii), (iii) or (iv) of Section 9(m) hereof), the Company and the Selling Stockholders will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the Underwriter.

13. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by the Underwriter’s investment banking divisions. The Company and the Selling Stockholders acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (a) no fiduciary or agency relationship between the Company, the Selling Stockholders and any other person, on the one hand, and the Underwriter, on the other, exists; (b) the Underwriter is not acting as advisor, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriter may have to the Company or Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriter and its respective affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby waive any claims that the Company or the Selling Stockholders may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York 10019;

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Craig Boelte (Fax: 405-722-2015); and

(c) if to any Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to such Selling Stockholder at the address set forth on Schedule II hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

20. Waiver of Jury Trial. The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PAYCOM SOFTWARE, INC.

By:	/s/ Chad Richison
Name: Chad Richison
Title: CEO

Signature Page to Underwriting Agreement

WELSH, CARSON, ANDERSON & STOWE X, L.P.

By: WCAS X ASSOCIATES LLC, its general partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WCAS CAPITAL PARTNERS IV, L.P.

By: WCAS CP IV ASSOCIATES LLC, its general partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

By:	/s/ Chad Richison
Name: Chad Richison*

By:	/s/ Craig Boelte
Name: Craig Boelte*

*	On behalf of themselves and as power of attorney for each of the other Selling Stockholders listed in Schedule II.

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Shares of Stock

Barclays Capital Inc.	8,000,000
Total	8,000,000

SCHEDULE II

Name and Address of Selling Stockholder	Number of Shares of Stock

Welsh, Carson, Anderson & Stowe X, L.P. *	5,096,287
WCAS Capital Partners IV, L.P. *	54,154
Sean Traynor	50,000
Tom Scully	15,000
Chris Solomon	6,000
Robert J. Levenson	28,559
Craig E. Boelte	100,000
SR-EGI, Inc.	300,000
WK-EGI, Inc.	200,000
Jeffrey D. York	200,000
Stacey M. Pezold	50,000
Ernest Group, Inc.	1,500,000
Sue Ann Jordon	200,000
The James A. Jordan Family Bypass Trust	200,000
Total	8,000,000

*	Chad Richison and Craig Boelte are not signing as attorneys-in-fact for this Selling Stockholder for the purposes of this Agreement.

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Chad Richison

Robert Levenson

Rob Minicucci

Sanjay Swani

Conner Mulvee

Frederick C. Peters II

Jason D. Clark

Officers

Craig Boelte

Jeffrey D. York

William X. Kerber III

Stacey M. Pezold

Stockholders

Welsh, Carson, Anderson & Stowe X, L.P.

WCAS Capital Partners IV, L.P.

Ernest Group, Inc.

The Ruby Group, Inc.

Shannon Rowe

SR-EGI, Inc.

WK-EGI, Inc.

Lenox Capital Group, LLC

Sue Ann Jordan

The James A. Jordan Family Bypass Trust

Sean Traynor

Thomas Scully

Christopher Solomon

The Swani Family LLC

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1.	The price per share of the company’s common stock is $35.75.

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

None

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

None

SCHEDULE VII

PERMITTED ISSUER INFORMATION

None

SCHEDULE VIII

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None

SCHEDULE IX

SUBSIDIARIES

WCAS Paycom Holdings, Inc.

WCAS CP IV Blocker, Inc.

Paycom Benefits, LLC

Paycom Payroll Holdings, LLC

Paycom Payroll, LLC

EXHIBIT A

Form of Lock-Up Letter Agreement

May [    ], 2015

Paycom Software, Inc.

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

Barclays Capital Inc.

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, N.Y. 10019

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of Paycom Software, Inc., a Delaware corporation (the “Company”) and that the Underwriter proposes to reoffer the Shares to the public pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for, or that represent the right to receive shares of, Common Stock, other than any Shares that may be sold in the Offering, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any

Exhibit A

such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, each for a period commencing on the date hereof and ending on the 45th day after the date of the final prospectus supplement relating to the Offering (such 45-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the offering; provided, that such transaction shall not require a filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the undersigned shall agree to not voluntarily make any filing or public announcement of any such sale, pledge, transfer or other disposition prior to the expiration of the Lock-Up Period; (b) bona fide gifts, sales, transfers or other dispositions of shares of any class of the Company’s capital stock, including by will or intestacy, in each case that are made exclusively between and among the undersigned and members of the undersigned’s family, a trust established for the benefit of the undersigned’s family, affiliates of the undersigned, including its partners (if a partnership), members (if a limited liability company) or stockholders (if a corporation), or another corporation, partnership, investment fund or other business entity that is controlled or managed by an affiliate of the undersigned; provided, that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding paragraph) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 45-day period referred to above; provided, that the foregoing restriction in clause (b)(ii) shall not be deemed to apply to any distributions of shares of Common Stock made by Welsh, Carson, Anderson & Stowe, L.P. or an affiliate thereof to its limited partners to the extent that any such filing or public announcement indicate that such transfer is not a sale, and (iii) the undersigned notifies the Underwriter at least two business days prior to the proposed gift, sale, transfer or disposition; (c) the exercise of warrants or stock options granted pursuant to the Company’s stock option/incentive plans or the conversion of securities convertible into, or exchangeable or exercisable for, Common Stock, otherwise outstanding on the date hereof; provided, that the restrictions contained in this Lock-Up Agreement shall apply to shares of Common Stock issued upon such exercise or conversion; (d) the transfer of Common Stock to the Company in a transaction exempt from Section 16(b) of the Exchange Act, solely in connection with the payment of taxes due in connection with any exercise of securities convertible into Common Stock or any vesting of Common Stock; provided, that no such transfer of the undersigned’s shares of Common Stock to the Company pursuant to the exercise of such

Exhibit A

right shall require a filing under Section 16 of the Exchange Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period; (e) the establishment or modification of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that neither the undersigned nor the Company is required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; (f) any demands or requests for, exercises of any right with respect to, or taking of any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s shares of Common Stock; provided, that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period; (g) the transfer of shares of Common Stock by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided, that each such transferee executes an agreement stating that the transferee is receiving and holding such Shares subject to the restrictions contained in this Lock-Up Agreement; and (h) the transfer of Common Stock to the Company or its subsidiaries from an executive officer of the Company upon such executive officer’s death, disability or termination of employment. Furthermore, the restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of any of the undersigned’s Shares pursuant to a tender offer made to all holders of the Company’s securities for securities of the Company that would, if consummated, result in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction or pursuant to any other transaction, including, without limitation, a merger, consolidation or other business combination, resulting in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of any of the undersigned’s Shares in connection with any such transaction or to vote any of the undersigned’s Shares in favor of any such transaction); provided that, if such tender offer or other transaction is not completed, any of the undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions contained in this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Exhibit A

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders named therein and the Underwriter.

Exhibit A

This Lock-Up Letter Agreement shall automatically terminate, and the undersigned will, in each case, be released from its obligations under this Lock-Up Letter Agreement upon the earliest to occur, if any, of (1) written notice from the Company on the one hand, or the Underwriter, on the other hand, notifying the other in writing that it does not intend to proceed with the Offering prior to the execution of the Underwriting Agreement; (2) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the payment for and delivery of any Shares to the Underwriter; or (3) June 30, 2015, in the event that the Underwriting Agreement has not been executed by that date. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Exhibit A

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A

EXHIBIT C

Applicable Time

“Applicable Time” means 8:30 a.m. (New York City time) on May 15, 2015.

Exhibit C